Exhibit 99.1

20110 Ashbrook Place, Ashburn, VA 20147
703-674-5500; Fax 703-674-5506
E-mail: info@steelcloud.com

For Investor Relations contact: Tim Clemensen at 212-843-9337 or tclemensen@rubensteinir.com

PRESS RELEASE
For Immediate Distribution

SteelCloud Announces First Quarter Fiscal 2010 Results

Ashburn VA, March 19, 2010 -- SteelCloud, Inc. (OTCBB: SCLD.OB), a leading developer of mobility computing appliance solutions, today announced financial results for its first quarter 2010 fiscal year which ends October 31, 2010.

Revenues decreased by approximately 34.3%, or $190,300, to $365,278 for the three-month period ended January 31, 2010, as compared to $555,579 for the same period in fiscal 2009.  The net loss from continuing operations was decreased 47.9% to approximately ($377,000) or ($0.02) per share for the first quarter of fiscal 2010 compared to a net loss from continuing operations of approximately ($724,000) or ($0.05) per share for the same period of fiscal 2009.

First Quarter Highlights:

•	Gross profit increased 60% to $157,187 in the first quarter of fiscal year 2010 from $97,856 in the same period of fiscal year 2009

•	Gross margin increased to 43.0% of revenue in the first quarter of fiscal year 2010 from 17.6% of revenue in the same period of fiscal year 2009

•	Net loss decreased 62% to $376,520 in the first quarter of fiscal year 2010 from $1,003,745 in the same period of fiscal year 2009

•	Sold non-mobility related portion of SteelCloud’s consulting business producing a gain of $140,000

•	Announced expanded distribution of SteelWorks® through Ingram Micro

•	Expanded hosting license agreements with Research In Motion to include 106 countries

•	Expanded SteelWorks® appliance offerings with introduction of Dell OEM Model 2400

•	Introduced SteelWorks FLEX+ expanding our appliance offerings to our hosting partners by combining our appliance with a hosted BlackBerry® Enterprise Server license

•	Released SteelWorks® FedMobile™ DoD STIG compliant appliance for the BlackBerry Enterprise Server 5.0

“In the first quarter of our current fiscal year, we finalized our transformation to a mobility technology company built around our own intellectual property,” said Brian Hajost, SteelCloud’s President and CEO.  “We continue to face financial challenges, but I am encouraged by the recent SEC approval of our registration statement.  We expanded our distribution channels for SteelWorks and made great progress in penetrating the worldwide BlackBerry hosted service provider market.  We believe that the BlackBerry Enterprise Server Express product that RIM has just released will be a market changer, which we expect to take full advantage of with some exciting new appliances to be released in the second quarter.”

The foregoing reference to the registration statement on Form S-1 is included only for informational purposes in connection with this Press Release and does not constitute an offer to sell or a solicitation of an offer to buy any securities of SteelCloud.

Conference Call

The Company will hold a conference call at 10:00 AM on Monday, March 22, 2010 to discuss the release.  Brian Hajost, SteelCloud President and Chief Executive Officer, will host the call.  For investors interested in listening to the earnings call, please dial 866-939-3921, for international calls dial 678-302-3550 and reference SteelCloud.  A recording of the earnings call will be available until 11:59 PM ET, April 20, 2010 and will be accessible by dialing 866-939-0581 (USA) or 678-302-3540 (International) and keying in 4804300#.  Press 4 to listen, enter confirmation: 20100318425900#.

About SteelCloud

SteelCloud is a developer of SteelWorks® mobility computing appliance solutions.  SteelCloud designs and architects specialized appliance solutions for mobile computing technologies including BlackBerry® Enterprise Server.  SteelCloud delivers integrated hardware/software appliance solutions, to commercial and government enterprises, that focus on ease of deployment, policy compliance, and high availability.  Additionally, SteelCloud distributes BlackBerry software licensing to companies worldwide that provided BlackBerry hosting services.  Over its 20-year history, SteelCloud has won numerous awards for technical excellence and customer satisfaction.  SteelCloud can be reached at (703) 674-5500.  Additional information is available at www.steelcloud.com or by email at info@steelcloud.com.

The BlackBerry and RIM families of related marks, images and symbols are the exclusive properties and trademarks of Research In Motion Limited.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing press release are forward looking statements that involve a number of risks and uncertainties.  It is possible that the assumptions made by management are not necessarily the most likely and may not materialize.  In addition, other important factors that could cause actual results to differ materially include the following: SteelCloud’s ability to obtain financing in the short term, general business conditions and the amount of growth in Blackberry market and general economy; competitive factors; ability to attract and retain personnel, including key sales and management personnel; the price of SteelCloud’s stock; and the risk factors set forth from time to time in SteelCloud’s SEC reports, including but not limited to its Annual Report on Form 10-K; its Quarterly Reports on Forms 10-Q; and Current Reports on Form 8K.  SteelCloud undertakes no obligation to update or correct forward-looking statements.
#

STEELCLOUD, INC.
CONSOLIDATED BALANCE SHEETS

	October 31,	January 31,
	2009	2010
ASSETS		(unaudited)
Current assets
Cash and cash equivalents	$60,650	$44,288
Accounts receivable, net	147,203	207,922
Inventory, net	10,587	13,217
Prepaid expenses and other current assets	141,259	157,820
Deferred contract costs	33,830	-
Total current assets	393,529	423,247

Property and equipment, net	166,754	24,176
Equipment on lease, net	1,456	1,094
Other assets	5,374	2,245

Total assets	$567,113	$450,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$577,197	$602,391
Accrued expenses	174,763	189,811
Notes payable, current	217,919	378,593
Total current liabilities	969,879	1,170,795

Long-term liabilities
Deferred rent, long-term	269,332	262,586
Other long-term	1,129	1,129
Total long-term liabilities	270,461	263,715

Stockholders’ equity
Preferred stock, $.001 par value: 2,000,000 shares authorized, no shares issued and outstanding at October 31, 2009 and January 31, 2010	–	–
Common stock, $.001 par value: 80,000,000 shares authorized, 15,993,501 and 16,040,001 shares issued at October 31, 2009 and January 31, 2010, respectively	15,994	16,040
Additional paid in capital	51,348,405	51,414,359
Treasury stock, 400,000 shares at October 31, 2009 and January 31, 2010	(3,432,500)	(3,432,500)
Accumulated deficit	(48,605,126)	(48,981,647)
Total stockholders’ equity	(673,227)	(983,748)

Total liabilities and stockholders’ equity	$567,113	$450,762

See accompanying notes in the company’s Form 10-Q for the quarter ended January 31, 2010

 STEELCLOUD, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended January 31,
	2009	2010

Revenues	555,579	365,278

Cost of revenues	457,723	208,091

Gross profit	97,856	157,187

Selling and marketing	101,671	102,692
Research and product development	43,317	53,647
General and administrative	604,076	639,479
Severance and restructuring	73,205	-

Loss from operations	(724,413)	(638,631)

Interest expense	(1,239)	(71,460)
Other income, net	1,239	333,571

Loss before income taxes	(724,413)	(376,520)

Provision for income taxes	–	–

Loss from continuing operations	(724,413)	(376,520)

Loss from discontinued operations, net of tax	(279,332)	-

Net loss	(1,003,745)	(376,520)

Basic and diluted income (loss) per share:
Continuing operations	$(0.05)	$(0.02)
Discontinued operations	(0.02)	-
Basic and diluted income (loss) per share	$(0.07)	$(0.02)

Weighted–average shares outstanding, basic and diluted	14,739,200	15,611,897

See accompanying notes in the company’s Form 10-Q for the quarter ended January 31, 2010